UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2014

COMM 2014-UBS4 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

UBS Real Estate Securities Inc.
German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
The Bancorp Bank KeyBank National Association
Pillar Funding LLC
(Exact names of sponsors as specified in their charters)

Delaware	333-193376-08	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2014, a series of mortgage pass-through certificates, entitled COMM 2014-UBS4 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”), was issued by COMM 2014-UBS4 Mortgage Trust, a New York common law trust (the “Issuing Entity”), pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2014 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wilmington Trust, National Association, as trustee, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor.

The Mortgage Loan identified as “State Farm Portfolio” on Exhibit B to the Pooling and Servicing Agreement (the “State Farm Portfolio Mortgage Loan”), which is an asset of the Issuing Entity, is part of a pari passu loan combination (the “State Farm Portfolio Loan Combination”) that includes the State Farm Portfolio Mortgage Loan and three other pari passu loans, which are not assets of the Issuing Entity (each, a “State Farm Portfolio Pari Passu Companion Loan”).  The Pooling and Servicing Agreement provides that the State Farm Portfolio Loan Combination is to be serviced and administered (i) until the securitization of the State Farm Portfolio Pari Passu Companion Loan designated as Note A-1 (the “State Farm Portfolio Note A-1 Pari Passu Companion Loan”), under the Pooling and Servicing Agreement, dated as of June 1, 2014 (the “COMM 2014-UBS3 Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, relating to the COMM 2014-UBS3 Mortgage Trust securitization transaction and (ii) from and after the securitization of the State Farm Portfolio Note A-1 Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

On September 23, 2014, the State Farm Portfolio Note A-1 Pari Passu Companion Loan was securitized pursuant to the COMM 2014-UBS5 Mortgage Trust securitization transaction.  As of such date, the State Farm Portfolio Loan Combination, including the State Farm Portfolio Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of September 1, 2014 (the “COMM 2014-UBS5 Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Situs Holdings, LLC, as operating advisor, relating to the COMM 2014-UBS5 Mortgage Trust securitization transaction.  The COMM 2014-UBS5 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

As disclosed in the Prospectus Supplement filed by the Issuing Entity pursuant to Rule 424(b)(5) with respect to the Certificates on July 30, 2014 (the “Prospectus Supplement”), the terms and conditions of the COMM 2014-UBS5 Pooling and Servicing Agreement applicable to the servicing of the State Farm Portfolio Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement” in the Prospectus Supplement, applicable to the servicing of the other Mortgage Loans; however, the special servicing arrangements under such agreements differ in certain respects.  For example, (1) the special servicing fee rate payable with respect to the State Farm Portfolio Mortgage Loan to Rialto Capital Advisors, LLC under the COMM 2014-UBS5 Pooling and Servicing Agreement will be 0.25% per annum and Rialto Capital Advisors, LLC will not be entitled to a minimum monthly special servicing fee in respect of specially serviced mortgage loans, and (2) prior to the occurrence of a “control termination event”, the directing holder under the COMM 2014-UBS5 Pooling and Servicing Agreement will have the right to terminate the special servicer with respect to the State Farm Portfolio Loan Combination at any time, with or without cause, regardless of the amount of securities owned by the special servicer or any affiliate thereof.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

99.1
Pooling and Servicing Agreement, dated as of September 1, 2014, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Situs Holdings, LLC, as operating advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
	By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President
	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President
Date: October 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1
Pooling and Servicing Agreement, dated as of September 1, 2014, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Situs Holdings, LLC, as operating advisor.